As filed with the Securities and Exchange Commission on May 6, 2026.
File No. 001-43207

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Enviri II Corporation
(Exact name of registrant as specified in its charter)

Delaware	41-2897233

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor Philadelphia, Pennsylvania (Address of principal executive offices)	19103 (Zip Code)
(267) 857-8715
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.00001 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS REFERENCE SHEET BETWEEN ITEMS OF FORM 10 AND INFORMATION STATEMENT
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Holding Company Merger, Reorganization and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Enviri Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Enviri II Corporation (Supplemental)” and “Where You Can Find More Information” of the Information Statement. Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the sections “Information Statement Summary—Summary of Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Information Statement. Those sections are incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the Information Statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Enviri Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Enviri II Corporation (Supplemental)” and “Index to Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section “Principal Stockholders” of the Information Statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections “Executive Compensation” and “Director Compensation” of the Information Statement. Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “The Holding Company Merger, Reorganization and Distribution—The Separation Agreement,” “The Holding Company Merger, Reorganization and Distribution—The Transition

Services Agreement” and “Corporate Governance and Management—Director Independence” of the Information Statement. Those sections are incorporated herein by reference.
Item 8. Legal Proceedings.
The information required by this item is contained under the sections “Business—Legal Proceedings,” “Index to Financial Statements—Enviri Corporation—Notes to Consolidated Financial Statements—Note 12, Commitments and Contingencies” and “Index to Financial Statements—New Enviri—Notes to Combined Financial Statements—Note 14, Commitments and Contingencies” of the Information Statement. Those sections are incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections “Questions and Answers About the Holding Company Merger, Reorganization and Distribution,” “Information Statement Summary,” “The Holding Company Merger, Reorganization and Distribution,” “Dividend Policy,” “Capitalization,” “Shares Eligible for Future Sale” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
Enviri II Corporation, the registrant, was incorporated on November 3, 2025 under the laws of the State of Delaware. On November 20, 2025, Enviri II Corporation issued 1,000 shares of common stock to Enviri Corporation for a nominal capital contribution. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections “Questions and Answers About the Holding Company Merger, Reorganization and Distribution,” “The Holding Company Merger, Reorganization and Distribution” and “Description of Our Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
The information required by this item is contained under the section “Change in Independent Registered Public Accounting Firm” of the Information Statement. That section is incorporated herein by reference.

Item 15. Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the section of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the financial statements and related notes referenced therein. Those sections are incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:

Exhibit	Description

2.1
Separation Agreement, dated as of November 20, 2025, by and among Enviri Corporation, CLEH, Inc., Veolia Environnement S.A., and Enviri II Corporation (incorporated by reference to Exhibit 2.1 of Enviri Corporation’s Current Report on Form 8-K (File No. 001-03970) filed on November 21, 2025).^

2.2
Agreement and Plan of Merger, dated as of November 20, 2025, by and among Enviri Corporation, CLEH, Inc., Enviri LLC, Veolia Environnement S.A., and Liberty Merger Sub Inc. (incorporated by reference to Exhibit 2.2 of Enviri Corporation’s Current Report on Form 8-K (File No. 001-03970) filed on November 21, 2025).^

3.1	Form of Certificate of Incorporation of the registrant.*

3.2	Form of Bylaws of the registrant.**

10.1	Form of Transition Services Agreement, by and between Enviri II Corporation and CLEH, Inc.**

10.2	Form of Indemnification Agreement.**†

10.3
Amendment and Restatement Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of November 2, 2016, among the Company, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K filed November 8, 2016, Commission file No. 001-03970).

10.4
Amendment No. 1, dated as of December 8, 2017, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K dated December 13, 2017, Commission File No. 001-03970).

10.5
Amendment No. 2, dated as of June 18, 2018, among the Company, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K dated June 21, 2018, Commission File No. 001-03970).

10.6
Amendment No. 3, dated as of June 18, 2018, among the Company, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.2 to Enviri Corporation’s Current Report on Form 8-K Dated June 21, 2018, Commission File No. 001-03970).

10.7
Amendment No. 4, dated as of June 28, 2019, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K dated July 5, 2019, Commission File Number 001-03970).

10.8
Amendment No. 5, dated as of March 31, 2020, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K filed March 31, 2020, Commission file No. 001-03970).

10.9
Amendment No. 6, dated as of June 26, 2020, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K filed June 26, 2020, Commission File Number 001-03970).

Exhibit	Description

10.10
Amendment No. 7 to Third Amended and Restated Credit Agreement, dated as of March 10, 2021, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K dated March 10, 2021. Commission File Number 001-03970).

10.11
Amendment No. 8 to Third Amended and Restated Credit Agreement dated as of October 27, 2021, among the Company, the subsidiaries of the Company party thereto, and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2021. Commission File Number 001-03970).

10.12
Amendment No. 9 to the Third Amendment and Restated Credit Agreement, dated as of February 22, 2022, among Harsco Corporation, the subsidiaries of the Company party thereto, Citibank N.A., as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.(A)(XV) to Enviri Corporation’s Annual Report on Form 10-K for the period ended December 31, 2021, Commission File Number 001-03970).

10.13
Amendment No. 10 to Third Amended and Restated Credit Agreement and Second Amendment to Guarantee and Collateral Agreement, dated as of June 24, 2022, among Harsco Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.3 to Enviri Corporation’s Current Report on Form 8-K dated June 24, 2022, Commission File Number 001-03970).

10.14
Amendment No. 11 to Third Amended and Restated Credit Agreement, dated as of August 19, 2022, among Harsco Corporation, the Subsidiary Guarantors party thereto, and Bank of America, N.A. as administrative agent (incorporated by reference to Exhibit 10.2 to Enviri Corporation’s Current Report on Form 8-K dated August 29, 2022,Commission File Number 001-03970).

10.15
Amendment No. 12 to Third Amended and Restated Credit Agreement, dated as of August 29, 2022, among Harsco Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto. (incorporated by reference to Exhibit 10.1 Enviri Corporation’s Current Report on Form 8-K dated August 29, 2022, Commission File Number 001-03970).

10.16
Amendment No. 13 to Third Amended and Restated Credit Agreement, dated as of December 21, 2022, among Harsco Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.(A)(XXI) to Enviri Corporation’s Annual Report on Form 10-K for the period ended December 31, 2022,Commission File Number 001-03970).

10.17
Amendment No. 14 to Third Amended and Restated Credit Agreement, dated as of September 5, 2024, among Enviri Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Current Report on Form 8-K dated September 10, 2024, Commission File Number 001-03970).

10.18
Amendment No. 15 to Third Amended and Restated Credit Agreement, dated as of February 14, 2025, among Enviri Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.24 to Enviri Corporation’s Annual Report on Form 10-K for the period ended December 31, 2024, Commission File Number 001-03970).

10.19
Amendment No. 16 to Third Amended and Restated Credit Agreement, dated as of November 5, 2025, among Enviri Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Enviri Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, Commission File Number 001-03970).

10.20
Amendment No. 17 to Third Amended and Restated Credit Agreement, dated as of February 23, 2026, among Enviri Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.26 to Enviri Corporation’s Annual Report on Form 10-K for the period ended December 31, 2025, Commission File Number 001-03970).

10.21	Form of Enviri II Corporation Omnibus Incentive Plan.**†

10.22	Form of Stock Appreciation Rights Agreement.**†

Exhibit	Description

10.23	Form of Enviri II Corporation Nonemployee Director Compensation Policy.**†

16.1	Letter of PricewaterhouseCoopers LLP, dated May 6, 2026, regarding change in Enviri Corporation’s independent registered public accounting firm.*

16.2	Letter of PricewaterhouseCoopers LLP, dated May 6, 2026, regarding change in New Enviri’s independent registered public accounting firm.*

21.1	List of Subsidiaries.**

99.1	Preliminary Information Statement.*

99.2	Form of Notice of Internet Availability of Information Statement Materials.**
__________________
*Filed herewith.
** Previously filed.
^Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted annexes, schedules or exhibits upon request.
†Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Enviri II Corporation

Date: May 6, 2026	By:	/s/ Samuel Fenice
Name: Samuel Fenice
Title: Vice President and Corporate Controller